Exhibit 99.1

ALLIED WORLD REPORTS GROWTH ACROSS INSURANCE PLATFORM
FOR THE SECOND QUARTER 2015

•	Gross premiums written growth in the quarter across both insurance segments offset by a double digit decrease in the Reinsurance segment

•
Net income for the quarter was reduced by catastrophe losses of $25.0 million from the New South Wales storms, non-catastrophe weather and fire-related losses of approximately $20 million, and mark-to-market losses on investments of $60.1 million

•
Restructured the ceded global property catastrophe reinsurance program, lowering the largest peril's probable maximum loss (“PML”) as a percentage of total capital by over 130 basis points for a 1-in-250 year event

•	Directly repurchased from Exor S.A. over 4.0 million shares totaling $164.4 million
ZUG, Switzerland--(BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $9.5 million, or $0.10 per diluted share, for the second quarter of 2015 compared to net income of $151.9 million, or $1.52 per diluted share, for the second quarter of 2014.
The company reported operating income of $25.8 million, or $0.27 per diluted share, for the second quarter of 2015, compared to operating income of $76.1 million, or $0.76 per diluted share, for the second quarter of 2014.
“While we are excited to report our first quarter inclusive of the results of the recently acquired Asian operations, unfortunately this quarter’s results were impacted by catastrophe and current year events,” commented President and Chief Executive Officer Scott Carmilani. “We continue to take steps to grow attractive insurance businesses, and look to manage our growth while mitigating exposure to less attractive risks.”

Second Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended June 30,
			Diluted per share
	2015	2014	2015	2014

Net income	$9.5	$151.9	$0.10	$1.52
Add after tax effect of:
Net realized investment losses (gains)	15.1	(76.4)	0.16	(0.77)
Foreign exchange loss	1.2	0.6	0.01	0.01
Operating income	$25.8	$76.1	$0.27	$0.76

Second Quarter Operating Results

•	Gross premiums written were $826.0 million, an 8.6% increase compared to $760.4 million in the second quarter of 2014.

◦
The North American Insurance segment grew 9.6% led by growth in the Defense Base Act, Excess Casualty and Environmental lines, offset by a continued decrease in the Healthcare line. Healthcare gross premiums written have decreased 16.8% compared to the prior year quarter and 30.1% compared to the same quarter two years ago.

◦
The Global Markets Insurance segment grew 83.5% driven by the inclusion of the acquired Asian operations for the first time and 7.7% excluding the impact of the acquired Asian operations results. On a constant dollar basis, the segment grew 99.0% and 16.6% excluding the impact of the acquired Asian operations.

◦	Offsetting the growth in the two insurance segments was a 19.1% decrease in the Reinsurance segment driven by the non-renewal of several casualty and property treaties.

•	Net premiums written were $603.7 million, a 9.0% increase compared to $553.9 million in the second quarter of 2014.

•	Net premiums earned were $646.4 million, a 20.3% increase compared to $537.2 million in the second quarter of 2014.

•	Underwriting income was $5.9 million, compared to underwriting income of $51.9 million in the second quarter of 2014.

•	The combined ratio was 99.2% compared to 90.3% in the second quarter of 2014.

•
The loss and loss expense ratio was 66.8% in the second quarter of 2015 compared to 58.6% in the prior year quarter. During the second quarter of 2015, the company recorded net favorable reserve development on prior loss years of $21.8 million, a benefit of 3.4 percentage points to the loss and loss expense ratio, compared to $45.1 million a year ago, a benefit of 8.4 percentage points. The decrease in net favorable reserve development was mostly driven by reserve strengthening related to selected claims within large account North American professional lines and Healthcare.

•
The company experienced $25.0 million of catastrophe losses in the second quarter of 2015 related to the New South Wales storms, which impacted the Reinsurance and Global Markets Insurance segments. The company did not have any reportable catastrophe losses in the prior year quarter.

•
The company's expense ratio was 32.4% for the second quarter of 2015 compared to 31.7% for the second quarter of 2014. The increase was driven mostly by acquisition costs associated with the business of the acquired Asian operations.

•
Net income for the first half of 2015 was $133.8 million, a 59.3% decrease compared to $328.8 million for the first half of last year. The decrease was driven by elevated catastrophe and non-catastrophe weather and fire-related losses, a decrease in net favorable reserve development, and increased mark-to-market losses on investments.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended June 30, 2015 was 0.3% compared to 1.4% for the three months ended June 30, 2014.

•	The decrease in total return was driven by an increase in unrealized losses within the fixed income portfolio due to rising bond yields.

•
Net investment income increased 16.2% compared to the prior year quarter as a result of contributions from the fixed income portfolio as well as higher returns from our hedge fund and private equity portfolios.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended June 30,
	2015	2014
Net investment income	$42.8	$36.8
Net realized investment (losses) gains	(20.2)	85.2
Total financial statement portfolio return	$22.6	$122.0

Average invested assets, at fair value	$8,601.8	$8,703.0
Financial statement portfolio return	0.3%	1.4%
Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of June 30, 2015, the company’s total shareholders' equity decreased to $3,624.8 million, compared to $3,778.3 million as of December 31, 2014.

•	As of June 30, 2015, diluted book value per share was $38.75, a decrease of 0.6% compared to $38.99 as of March 31, 2015, and an increase of 1.3% compared to $38.27 as of December 31, 2014.

Capital Management

•
During the second quarter of 2015, the company repurchased 4,776,224 of its common shares at an average price of $40.69 per share and an aggregate cost of $194.4 million. This included $164.4 million directly repurchased from Exor S.A. at a price of $40.55 per share, a 3.0% discount to the most recent closing price prior to execution.

•	As of June 30, 2015, the company had $173.0 million remaining on its outstanding share repurchase authorization.

•	In May 2015, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. The first dividend was paid on July 2, 2015.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of June 30, 2015. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, July 23, 2015 at 9:00 a.m. (Eastern Time) to discuss the results for the second quarter ended June 30, 2015. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 8655462 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Friday, August 7, 2015 by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10067643. In addition, the webcast will remain available online through Friday, August 7, 2015 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized net income return on average shareholders' equity" ("ROAE") is calculated using average shareholders' equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.
Please visit the following sites for further information about Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by risks that the acquisitions of the Hong Kong and Singapore operations of Royal & Sun Alliance Insurance plc disrupt the company's current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the acquisitions; the amounts of costs, fees, expenses, and charges related to the acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Gross premiums written	$825,970	$760,405	$1,706,584	$1,661,798
Premiums ceded	(222,301)	(206,481)	(330,387)	(336,260)

Net premiums written	603,669	553,924	1,376,197	1,325,538
Change in unearned premiums	42,707	(16,677)	(161,273)	(258,006)
Net premiums earned	646,376	537,247	1,214,924	1,067,532

Net investment income	42,760	36,793	87,311	84,412
Net realized investment (losses) gains	(20,182)	85,217	24,843	139,422
Other income	924	—	1,778	—
Total revenues	669,878	659,257	1,328,856	1,291,366
Expenses:
Net losses and loss expenses	431,521	314,855	756,697	590,141
Acquisition costs	100,618	74,279	179,317	142,001
General and administrative expenses	108,363	96,188	205,501	176,528
Other expenses	1,235	—	3,058	—
Amortization of intangible assets	2,819	634	3,452	1,267
Interest expense	14,466	14,592	28,803	29,126
Foreign exchange loss	1,265	651	11,162	700
Total expenses	660,287	501,199	1,187,990	939,763
Income before income taxes	9,591	158,058	140,866	351,603
Income tax expense	133	6,195	7,052	22,768
NET INCOME	$9,458	$151,863	$133,814	$328,835

PER SHARE DATA:
Basic earnings per share	$0.10	$1.55	$1.42	$3.33
Diluted earnings per share	$0.10	$1.52	$1.40	$3.27

Weighted average common shares outstanding	92,441,730	97,809,639	94,178,989	98,672,618
Weighted average common shares and common share equivalents outstanding	93,984,226	99,724,802	95,830,455	100,691,568

Dividends paid per share (1)	$0.225	$0.167	$0.450	$0.333

(1) A dividend of $0.26 was also paid on July 2, 2015 to shareholders of record on June 23, 2015.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
ASSETS:	2015	2014
Fixed maturity investments trading, at fair value	$6,431,543	$6,069,010
Equity securities trading, at fair value	815,641	844,163
Other invested assets	896,790	955,509

Total investments	8,143,974	7,868,682
Cash and cash equivalents	768,916	670,310
Insurance balances receivable	944,539	664,815
Funds held	462,493	724,021
Prepaid reinsurance	399,169	360,732
Reinsurance recoverable	1,433,109	1,340,256
Reinsurance recoverable on paid losses	88,421	86,075
Accrued investment income	31,739	28,456
Net deferred acquisition costs	208,034	151,546
Goodwill	357,729	278,258
Intangible assets	136,368	46,298
Balances receivable on sale of investments	122,660	47,149
Net deferred tax assets	19,818	33,615
Other assets	190,025	121,350

Total assets	$13,306,994	$12,421,563

LIABILITIES:
Reserve for losses and loss expenses	$6,363,948	$5,881,165
Unearned premiums	1,894,484	1,555,313
Reinsurance balances payable	231,350	180,060
Balances due on purchases of investments	205,430	5,428
Senior notes	798,962	798,802
Other long-term debt	24,472	19,213
Dividends payable	23,606	21,669
Accounts payable and accrued liabilities	139,941	181,622
Total liabilities	9,682,193	8,643,272

SHAREHOLDERS' EQUITY:
Common shares: 2015 and 2014: par value CHF 4.10 per share (2015: 95,523,230; 2014: 100,775,256 shares issued and 2015: 90,796,360; 2014: 96,195,482 shares outstanding)	386,702	408,020
Treasury shares, at cost (2015: 4,726,870; 2014: 4,579,774)	(159,186)	(143,075)
Accumulated other comprehensive loss	(3,272)	—
Retained earnings	3,400,557	3,513,346
Total shareholders' equity	3,624,801	3,778,291

Total liabilities and shareholders' equity	$13,306,994	$12,421,563

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended June 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$517,483	$134,997	$173,490	$825,970
Net premiums written	372,193	69,260	162,216	603,669
Net premiums earned	328,541	102,626	215,209	646,376
Net losses and loss expenses	(237,747)	(65,754)	(128,020)	(431,521)
Acquisition costs	(34,201)	(24,337)	(42,080)	(100,618)
General and administrative expenses	(58,144)	(30,724)	(19,495)	(108,363)
Underwriting (loss) income	(1,551)	(18,189)	25,614	5,874
Other insurance-related income	924	—	—	924
Other insurance-related expenses	(591)	(644)	—	(1,235)
Segment (loss) income	(1,218)	(18,833)	25,614	5,563
Net investment income				42,760
Net realized investment losses				(20,182)
Amortization of intangible assets				(2,819)
Interest expense				(14,466)
Foreign exchange loss				(1,265)
Income before income taxes				$9,591

GAAP Ratios:
Loss and loss expense ratio	72.4%	64.1%	59.5%	66.8%
Acquisition cost ratio	10.4%	23.7%	19.6%	15.6%
General and administrative expense ratio	17.7%	29.9%	9.1%	16.8%
Expense ratio	28.1%	53.6%	28.7%	32.4%
Combined ratio	100.5%	117.7%	88.2%	99.2%

	North American	Global Markets
Three Months Ended June 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$472,340	$73,564	$214,501	$760,405
Net premiums written	293,388	50,733	209,803	553,924
Net premiums earned	265,800	37,998	233,449	537,247
Net losses and loss expenses	(178,732)	(2,673)	(133,450)	(314,855)
Acquisition costs	(25,829)	(4,423)	(44,027)	(74,279)
General and administrative expenses	(58,527)	(17,477)	(20,184)	(96,188)
Underwriting income	2,712	13,425	35,788	51,925
Other insurance-related income	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment income	2,712	13,425	35,788	51,925
Net investment income				36,793
Net realized investment gains				85,217
Amortization of intangible assets				(634)
Interest expense				(14,592)
Foreign exchange loss				(651)
Income before income taxes				$158,058

GAAP Ratios:
Loss and loss expense ratio	67.2%	7.0%	57.2%	58.6%
Acquisition cost ratio	9.7%	11.6%	18.9%	13.8%
General and administrative expense ratio	22.0%	46.0%	8.6%	17.9%
Expense ratio	31.7%	57.6%	27.5%	31.7%
Combined ratio	98.9%	64.6%	84.7%	90.3%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Six Months Ended June 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$898,249	$195,559	$612,776	$1,706,584
Net premiums written	669,075	112,155	594,967	1,376,197
Net premiums earned	641,511	152,666	420,747	1,214,924
Net losses and loss expenses	(433,226)	(86,264)	(237,207)	(756,697)
Acquisition costs	(65,233)	(31,345)	(82,739)	(179,317)
General and administrative expenses	(117,432)	(48,749)	(39,320)	(205,501)
Underwriting income (loss)	25,620	(13,692)	61,481	73,409
Other insurance-related income	1,778	—	—	1,778
Other insurance-related expenses	(1,445)	(1,613)	—	(3,058)
Segment income (loss)	25,953	(15,305)	61,481	72,129
Net investment income				87,311
Net realized investment gains				24,843
Amortization of intangible assets				(3,452)
Interest expense				(28,803)
Foreign exchange loss				(11,162)
Income before income taxes				$140,866

GAAP Ratios:
Loss and loss expense ratio	67.5%	56.5%	56.4%	62.3%
Acquisition cost ratio	10.2%	20.5%	19.7%	14.8%
General and administrative expense ratio	18.3%	31.9%	9.3%	16.9%
Expense ratio	28.5%	52.4%	29.0%	31.7%
Combined ratio	96.0%	108.9%	85.4%	94.0%

	North American	Global Markets
Six Months Ended June 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$818,252	$131,961	$711,585	$1,661,798
Net premiums written	540,540	81,780	703,218	1,325,538
Net premiums earned	531,251	73,009	463,272	1,067,532
Net losses and loss expenses	(339,904)	(7,062)	(243,175)	(590,141)
Acquisition costs	(49,504)	(7,302)	(85,195)	(142,001)
General and administrative expenses	(106,142)	(32,059)	(38,327)	(176,528)
Underwriting income	35,701	26,586	96,575	158,862
Other insurance-related income	—	—	—	—
Other insurance-related expenses	—	—	—	—
Segment income	35,701	26,586	96,575	158,862
Net investment income				84,412
Net realized investment gains				139,422
Amortization of intangible assets				(1,267)
Interest expense				(29,126)
Foreign exchange loss				(700)
Income before income taxes				$351,603

GAAP Ratios:
Loss and loss expense ratio	64.0%	9.7%	52.5%	55.3%
Acquisition cost ratio	9.3%	10.0%	18.4%	13.3%
General and administrative expense ratio	20.0%	43.9%	8.3%	16.5%
Expense ratio	29.3%	53.9%	26.7%	29.8%
Combined ratio	93.3%	63.6%	79.2%	85.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$9,458	$151,863	$133,814	$328,835
Add after tax effect of:
Net realized investment losses (gains)	15,112	(76,443)	(27,460)	(123,605)
Foreign exchange loss	1,265	651	11,162	700
Operating income	$25,835	$76,071	$117,516	$205,930

Weighted average common shares outstanding:
Basic	92,441,730	97,809,639	94,178,989	98,672,618
Diluted	93,984,226	99,724,802	95,830,455	100,691,568

Basic per share data:
Net income	$0.10	$1.55	1.42	$3.33
Add after tax effect of:
Net realized investment losses (gains)	0.16	(0.78)	(0.29)	(1.25)
Foreign exchange loss	0.02	0.01	0.12	0.01
Operating income	$0.28	$0.78	$1.25	$2.09

Diluted per share data:
Net income	$0.10	$1.52	$1.40	$3.27
Add after tax effect of:
Net realized investment losses (gains)	0.16	(0.77)	(0.29)	(1.23)
Foreign exchange loss	0.01	0.01	0.12	0.01
Operating income	$0.27	$0.76	$1.23	$2.05

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2015	2014
Price per share at period end	$43.22	$37.92

Total shareholders' equity	$3,624,801	$3,778,291

Basic common shares outstanding	90,796,360	96,195,482

Add: unvested restricted share units	829,622	502,506

Add: performance based equity awards	591,683	616,641

Add: employee share purchase plan	43,538	42,176

Add: dilutive options outstanding	2,096,048	2,426,674
Weighted average exercise price per share	$16.66	$16.41
Deduct: options bought back via treasury method	(807,727)	(1,050,151)

Common shares and common share
equivalents outstanding	93,549,524	98,733,328

Basic book value per common share	$39.92	$39.28
Diluted book value per common share	$38.75	$38.27

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Opening shareholders' equity	$3,829,067	$3,616,678	$3,778,291	$3,519,826
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted opening shareholders' equity	3,829,067	3,616,678	3,778,291	3,519,826

Closing shareholders' equity	$3,624,801	$3,682,762	$3,624,801	$3,682,762
Add: accumulated other comprehensive income	3,272	—	3,272	—
Adjusted closing shareholders' equity	3,628,073	3,682,762	3,628,073	3,682,762

Average shareholders' equity	$3,728,570	$3,649,720	$3,703,182	$3,601,294

Net income available to shareholders	$9,458	$151,863	$133,814	$328,835
Annualized net income available to shareholders	37,832	607,452	267,628	657,670

Annualized return on average shareholders' equity -
net income available to shareholders	1.0%	16.6%	7.2%	18.3%

Operating income available to shareholders	$25,835	$76,071	$117,516	$205,930
Annualized operating income available to shareholders	103,340	304,284	235,032	411,860

Annualized return on average shareholders' equity -
operating income available to shareholders	2.8%	8.3%	6.3%	11.4%

Media:
Lauren Post
Vice President, Global Public & Media Relations
+1-646-794-0544
Lauren.Post@awacservices.com

OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com